Exhibit 3(qq)

State of Delaware Secretary of State Division of Corporations Delivered 01:43 PM 04/23/2014 FILED 01:41 PM 04/23/2014 SRV 140506882 - 5521261 FILE

CERTIFICATE OF FORMATION

OF

SIGNODE INTERNATIONAL IP HOLDINGS LLC

THIS Certificate of Formation of Signode International IP Holdings LLC, dated as of April 23, 2014, has been duly executed and is being filed by Donna M. McClurkin-Fletcher, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. §18-101, et seq.).

FIRST.        The name of the limited liability company formed hereby is Signode International IP Holdings LLC (the “LLC”).

SECOND.   The address of the registered office of the LLC in the State of Delaware is c⁄o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

THIRD.      The name and address of the registered agent for service of process on the LLC in the State of Delaware are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.

/s/ Donna M. McClurkin-Fletcher
Donna M. McClurkin-Fletchcr. Authorized Person

State of Delaware Secretary of State
Division of Corporations Delivered 01:58 PM 06/04/2014
FILED 01:27 PM 06/04/2014 SRV 140795299 - 5521261 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT CHANGING ONLY THE

REGISTERED OFFICE OR REGISTERED AGENT OF A

LIMITED LIABILITY COMPANY

The limited liability company organized and existing under the Limited Liability Company Act of the State of Delaware, hereby certifies as follows:

1.    The name of the limited liability company is Signode International IP Holdings LLC.

2.    The Registered Office of the limited liability company in the State of Delaware is changed to Corporation Trust Center1209 Orange Street (street), in the City of Wilmington, Zip Code 19801. The name of the Registered Agent at such address upon whom process against this limited liability company may be served is THE CORPORATION TRUST COMPANY.

By:	/s/ Julius S. Pohlenz
Authorized Person

Name:	Julius S. Pohlenz
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